Exhibit 10.2

Executive Officer Salaries

Effective April 1, 2011

Executive Officer	Title	Annual Salary (effective April 1, 2011)
Chadwick, Arthur D.	CFO & VP Finance and Admin	$280,000
Jain, Anil K.	Corporate VP IC Design	$250,000
Khemani, Rajiv	COO	$300,000
Ali, Syed B.	President & CEO	$350,000
Pangrazio, Vincent P.	SVP & General Counsel	$275,000